Exhibit 99.5

EMC MORTGAGE CORPORATION

as Servicer,

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Master Servicer,

PEOPLE’S CHOICE HOME LOAN, INC.

as Subservicer,

PEOPLE’S CHOICE HOME LOAN SECURITIES TRUST 2005-2,

as Issuer

and

HSBC BANK USA, NATIONAL ASSOCIATION

as Indenture Trustee

SERVICING AGREEMENT

Dated as of April 1, 2005

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EXHIBITS

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THIS IS A SERVICING AGREEMENT, dated as of April 1, 2005 (the “Agreement”), and is executed among EMC Mortgage Corporation, as servicer (the “Servicer”), Wells Fargo Bank, National Association, as master servicer (the “Master Servicer”), People’s Choice Home Loan, Inc., as subservicer (the “Subservicer”), People’s Choice Home Loan Securities Trust 2005-2, as issuer (the “Issuer” or the “Trust”), and HSBC Bank USA, National Association, as indenture trustee (the “Indenture Trustee”).

PRELIMINARY STATEMENT:

WHEREAS, the Issuer owns the Mortgage Loans identified on Exhibit A attached hereto, and has granted a security interest in such Mortgage Loans and related assets to the Indenture Trustee pursuant to the Indenture, to secure the Notes issued pursuant to the Indenture. The Issuer desires to engage the Servicer to service the Mortgage Loans, itself or through the Subservicer, for the benefit of the Noteholders and the owners of the Certificates evidencing ownership of the Issuer, and the Servicer desires to accept such engagement, subject and pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Defined Terms.

Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in Appendix A to the Indenture which is incorporated by reference herein. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Adjustment Date: As to each Mortgage Loan, the date on which the Mortgage Rate is adjusted in accordance with the terms of the related Mortgage Note and Mortgage.

Agreement: This Servicing Agreement including all exhibits hereto, amendments hereof and supplements hereto.

Ancillary Income: All income derived from the Mortgage Loans other than payments of principal, interest and Escrow Payments (excluding Servicing Fees and Prepayment Charges attributable to the Mortgage Loans), including but not limited to interest received on funds deposited in the Custodial Account or any Escrow Account, all late charges, assumption fees, escrow account benefits (to the extent permitted by law and in the Mortgage Loan Documents), reinstatement fees, fees received with respect to checks on bank drafts returned by the related bank for insufficient funds, and similar types of fees arising from or in connection with any Mortgage Loan to the extent not otherwise payable to the Mortgagor under applicable law or pursuant to the terms of the related Mortgage Note.

ARM Loan: A first lien, conventional, 1-4 family residential Mortgage Loan with an interest rate which adjusts from time to time in accordance with the related Index and is subject to a Periodic Rate Cap and a Lifetime Rate Cap and which may permit conversion to a fixed interest rate.

Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Custodial Account: The separate demand account or accounts created and maintained pursuant to Section 4.04 which shall be entitled “[Name of Servicer or Subservicer] - Custodial Account in trust for People’s Choice Home Loan Securities Trust Series 2005-2” and shall be an Eligible Account.

Due Period: With respect to each Servicer Remittance Date, the period commencing on the second day of the month preceding the month of such Servicer Remittance Date and ending on the first day of the month of such Servicer Remittance Date.

Effective Date: April 28, 2005.

Escrow Account: The separate trust account or accounts created and maintained pursuant to Section 4.06 which shall be entitled “[Name of Servicer or Subservicer] - Escrow Account, in trust for People’s Choice Home Loan Securities Trust Series 2005-2” and shall be an Eligible Account, it being understood that amounts on deposit in an Escrow Account shall be and remain uninvested.

Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

Event of Default: Any one of the conditions or circumstances enumerated in Section 9.01.

Fannie Mae: Fannie Mae, or any successor thereto.

Fidelity Bond: A fidelity bond to be maintained by each of the Servicer and the Subservicer pursuant to Section 4.12.

Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property, a determination by the Servicer or the Subservicer in accordance with the Servicing Standard that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer or the Subservicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered, which determination shall be evidenced by a certificate signed by an officer of the Servicer or the Subservicer provided by the Servicer or the Subservicer to the Master Servicer.

Full Principal Prepayment: A Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

GAAP: Generally accepted accounting principles and procedures, consistently applied.

HUD: The United States Department of Housing and Urban Development or any successor thereto.

Indenture Trustee: HSBC Bank USA, National Association, as indenture trustee.

Margin: With respect to each ARM Loan, the fixed percentage amount set forth in the related Mortgage Note which is added to the Index in order to determine the related Mortgage Rate.

Master Servicer: Wells Fargo Bank, National Association, its successors in interest and assigns.

Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Master Servicer, which shall be equal to the related Mortgage Rate minus the Subservicing Fee Rate.

Officers’ Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Vice President or an Assistant Vice President or by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Servicer or the Subservicer, and delivered to the Master Servicer as required by this Agreement.

Opinion of Counsel: A written opinion of counsel, who may be an employee of the party on behalf of whom the opinion is being given, reasonably acceptable to the other party.

Partial Principal Prepayment: A Principal Prepayment by a Mortgagor in part but not in full of the outstanding principal balance of a Mortgage Loan.

Payment Plan: A payment plan agreed to by the Mortgagor and the Servicer or the Subservicer, in the Servicer’s or the Subservicer’s own discretion (subject, in the case of the Subservicer, to Section 3.02 of the Sale and Servicing Agreement), which enables a Mortgagor to bring the related Mortgage Loan current within an amount of time deemed reasonable by the Servicer or the Subservicer in the exercise of its prudent business judgment and in accordance with the Servicing Standard.

REO Disposition: The final sale by the Servicer or the Subservicer of any REO Property.

REO Disposition Proceeds: Amounts received by the Servicer or the Subservicer in connection with a related REO Disposition.

Sarbanes Certifying Party: The Master Servicer.

Servicing Advances: All customary, reasonable and necessary “out-of-pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in the performance by the Servicer or the Subservicer of its servicing obligations relating to each Mortgage Loan other than a Monthly Advance, including the cost of (a) the preservation, inspection, restoration and protection of the Mortgaged Property, (b) any enforcement, administrative or judicial proceedings, or any legal work or advice specifically related to servicing the Mortgage Loans, including foreclosures, bankruptcies, condemnations, drug seizures, elections, foreclosures by subordinate or superior lienholders, and other legal actions incidental to the servicing of the Mortgage Loans (provided that such expenses are reasonable and that the Servicer or the Subservicer specifies the Mortgage Loan(s) to which such expenses relate), (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in full or partial satisfaction of the related Mortgage (including any fees of an independent contractor (such as a real estate broker) engaged by the Servicer or the Subservicer in connection with such activities), (d) advancing payments of taxes, assessments, water rates, sewer rates and other charges which are or may become a lien upon the Mortgaged Property, and Primary Mortgage Insurance Policy premiums and fire and hazard and flood insurance coverage and (e) compliance with the obligations under Section 4.08. Neither the Servicer nor the Subservicer shall have any obligation to make any Servicing Advance if the Servicer or the Subservicer, in accordance with the Servicing Standard, determines that such Servicing Advance is or would constitute a Nonrecoverable Advance; provided, that the determination by the Servicer or the Subservicer that it has made a Nonrecoverable Advance is evidenced by an Officer’s Certificate of the Servicer or the Subservicer delivered to the Master Servicer and detailing the reasons for such determination.

Servicing File: The documents, records and other items pertaining to a particular Mortgage Loan, and any additional documents relating to such Mortgage Loan as are in, or as may from time to time come into, the Servicer’s or the Subservicer’s possession.

Servicing Standard: The servicing and administration of the Mortgage Loans for which the Servicer and the Subservicer are responsible hereunder (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Servicer or the Subservicer services and administers similar mortgage loans with similar mortgagors (i) for other third-parties, giving due consideration to customary and usual standard of practice of prudent institutional residential mortgage lenders servicing their own loans or (ii) held in the Servicer’s or the Subservicer’s own portfolio, whichever standard is higher, and, in either case, giving due consideration to customary and usual standards or practice of mortgage lenders and loan servicers servicing and administering similar mortgage loans, (b) with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis and the best interests of the Issuer and the Indenture Trustee on behalf of the Noteholders, (c) without regard to (i) any relationship that Servicer or the Subservicer or any Affiliate of either thereof may have with the related Mortgagor or any other party to the transaction; (ii) the right of the Servicer or the Subservicer to receive compensation or other fees for its servicing rendered pursuant to this Agreement; (iii) the obligation of the Servicer or the Subservicer to make Servicing Advances; (iv) the ownership, servicing or management by the Servicer or the Subservicer or any Affiliate of either thereof for others of any other mortgage loans or mortgaged properties; and (v) any debt the Servicer or the Subservicer or any Affiliate of either thereof has extended to any Mortgagor or any Affiliate of such Mortgagor and (d) in accordance with all applicable state, local and federal laws, rules and regulations.

Subservicer: People’s Choice Home Loan, Inc.

ARTICLE II

SERVICING OF MORTGAGE LOANS; POSSESSION OF SERVICING FILES; BOOKS

AND RECORDS; DELIVERY OF MORTGAGE LOAN DOCUMENTS

Section 2.01. Servicing of Mortgage Loans.

From and after the Effective Date and pursuant to the terms of this Agreement, the Servicer does hereby agree to service the Mortgage Loans by itself or through the Subservicer.

Section 2.02. Maintenance of Servicing Files.

The Servicer shall, or shall cause the Subservicer to, maintain a Servicing File consisting of all documents necessary to service the Mortgage Loans. The possession of each Servicing File by the Servicer or the Subservicer is for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Servicer or the Subservicer is in a custodial capacity only. Each of the Servicer and the Subservicer acknowledges that the ownership of each Mortgage Loan is vested in the Issuer. All rights arising out of the Mortgage Loans including all funds received on or in connection with the Mortgage Loans and all records or documents with respect to the Mortgage Loans prepared by or which come into the possession of the Servicer or the Subservicer shall be received and held by the Servicer or the Subservicer for the sole purpose of servicing the Mortgage Loans and such retention and possession by the Servicer or the Subservicer is in a custodial capacity only in trust for the exclusive benefit of the Issuer as the owner of the Mortgage Loans and the Indenture Trustee on behalf of the Noteholders as the secured party with respect to the Mortgage Loans. Any portion of the related Servicing Files retained by the Servicer or the Subservicer shall be appropriately identified in the Servicer’s or the Subservicer’s computer system to reflect clearly the ownership of the related Mortgage Loans by the Issuer and the security interest therein of the Indenture Trustee. The Servicer or the Subservicer shall release its custody of the contents of the related Servicing Files only in accordance with written instructions of the Master Servicer, except when such release is required as incidental to the Servicer’s or the Subservicer’s servicing of the Mortgage Loans, such written instructions shall not be required.

Section 2.03. Books and Records.

The Servicer shall be responsible for maintaining, and shall maintain or cause the Subservicer to maintain, a complete set of books and records for the Mortgage Loans which shall be appropriately identified in the Servicer’s or the Subservicer’s computer system to clearly reflect the ownership of the Mortgage Loan by the Issuer and the security interest therein of the Indenture Trustee. In particular, the Servicer shall maintain or cause the Subservicer to maintain in its possession, available for inspection by the Master Servicer or its designee, and shall deliver to the Master Servicer upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, including documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by Fannie Mae and periodic inspection reports as required by

Section 4.13. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Servicer or the Subservicer may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including optical imagery techniques.

The Servicer shall maintain, or shall cause the Subservicer to maintain, with respect to each Mortgage Loan, and make available for inspection by the Master Servicer or its designee, the related Servicing File (or copies thereof) during the time the Notes remain outstanding and thereafter in accordance with applicable laws and regulations.

Section 2.04. Delivery of Mortgage Loan Documents.

The Servicer shall forward, or shall cause the Subservicer to forward, to the Custodian on behalf of the Indenture Trustee original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.01 or 6.01 promptly after their execution; provided, however, that the Servicer shall provide, or shall cause the Subservicer to provide, to the Custodian on behalf of the Indenture Trustee a certified true copy of any such document submitted for recordation promptly after its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original promptly after receipt thereof, but in no event later than 240 days after its execution; provided, however, that if such delivery is not completed within 240 days solely due to delays in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office, the Servicer shall continue to use its best efforts to obtain such documents, itself or through the Subservicer, and effect delivery as soon as possible after its receipt thereof.

From time to time the Servicer or the Subservicer may have a need for Mortgage Loan Documents to be released by the Custodian. If the Servicer or the Subservicer shall require any of the Mortgage Loan Documents, the Servicer or the Subservicer shall notify the Custodian in writing of such request in the form of the request for release attached hereto as Exhibit D. During the time that any such documentation is held by the Servicer or the Subservicer, such possession is in trust for the benefit of the Issuer and the Indenture Trustee on behalf of the Noteholders, and the Servicer or the Subservicer shall return such documentation to the Custodian when the Servicer’s or the Subservicer’s need therefor no longer exists.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SERVICER

Section 3.01. Representations of the Servicer.

The Servicer hereby represents, warrants and covenants to the other parties hereto that, as of the Effective Date:

(a) The Servicer is a corporation validly existing and in good standing under the laws of the State of Delaware and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer, and in any event the Servicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; the Servicer has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Servicer; and all requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

(b) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer, who is in the business of servicing subprime mortgage loans;

(c) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Servicer, threatened against the Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

(d) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement, or if required, such approval has been obtained prior to the Effective Date;

(e) The Servicer is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae or an approved servicer of conventional mortgage loans for Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Servicer is in good standing to service mortgage loans for Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to service the Mortgage Loans in accordance with the Servicing Standard and this Agreement;

(f) The Servicer will not waive any Prepayment Charge unless it is waived in accordance with the standard set forth in Section 4.16; and

(g) The Servicer will fully furnish or cause the Subservicer to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to the three national credit repositories on a monthly basis.

Section 3.02. Representations of the Subservicer.

The Subservicer hereby represents, warrants and covenants to the other parties hereto that, as of the Effective Date:

(a) The Subservicer is a corporation validly existing and in good standing under the laws of the State of Wyoming and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Subservicer, and in any event the Subservicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; the Subservicer has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Subservicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Subservicer; and all requisite corporate action has been taken by the Subservicer to make this Agreement valid and binding upon the Subservicer in accordance with its terms;

(b) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Subservicer, who is in the business of servicing subprime mortgage loans;

(c) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Subservicer, threatened against the Subservicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Subservicer, or in any material impairment of the right or ability of the Subservicer to carry on its business substantially as now conducted, or in any material liability on the part of the Subservicer, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Subservicer to perform under the terms of this Agreement;

(d) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Subservicer of or compliance by the Subservicer with this Agreement, or if required, such approval has been obtained prior to the Effective Date;

(e) The Subservicer is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae or an approved servicer of conventional mortgage loans for Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Subservicer is in good standing to service mortgage loans for Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Subservicer unable to service the Mortgage Loans in accordance with the Servicing Standard and this Agreement;

(f) The Subservicer will not waive any Prepayment Charge unless it is waived in accordance with the standard set forth in Section 4.16; and

(g) The Subservicer will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to the three national credit repositories on a monthly basis.

ARTICLE IV

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01. Servicer to Act as Servicer.

(a) General. The Servicer shall, or cause the Subservicer to, service and administer the Mortgage Loans in accordance with this Agreement and with the Servicing Standard (giving due consideration to the Issuer’s and the Indenture Trustee’s reliance on the Servicer and the Subservicer), and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Servicer or the Subservicer may deem necessary or desirable and consistent with the terms of this Agreement and with the Servicing Standard. The Indenture Trustee shall deliver powers-of-attorney to the Servicer and the Subservicer sufficient to allow the Servicer and the Subservicer to execute all documentation requiring execution on behalf of the Indenture Trustee with respect to the servicing of the Mortgage Loans, including satisfactions, partial releases, modifications and foreclosure documentation or, in the alternative, shall as promptly as reasonably feasible, execute and return such documentation to the Servicer or the Subservicer.

(b) Modifications. Consistent with the terms of this Agreement, the Servicer or the Subservicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of any such term or in any manner grant indulgence to any Mortgagor if in accordance with the Servicing Standard such waiver, modification, postponement or indulgence is not materially adverse to the Noteholders; provided, however, that unless the Servicer or the Subservicer, as the case may be, has obtained the prior written consent of the Master Servicer, the Servicer or the Subservicer, as the case may be, shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan; provided further, that in the course of collecting past due payments, the Servicer or the Subservicer, without the consent of the Master Servicer, may temporarily defer the payment of principal or interest in connection with a Payment Plan with the Mortgagor, subject to Section 3.02 of the Sale and Servicing Agreement in the case of any such action proposed to be taken by the Subservicer. In the event of any such modification which has been agreed to in writing by the Master Servicer and which permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer or the Subservicer shall, on the Business Day immediately preceding the related Servicer Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 4.04 and Section 5.03, the difference between (a) such month’s principal and one month’s interest at the related Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Servicer or the Subservicer, as the case may be, shall be entitled to reimbursement for such advances to the same extent as for all other Monthly Advances pursuant to Section 4.05. Without limiting the generality of the foregoing, each of the Servicer and the Subservicer shall continue, and is hereby authorized and empowered, to prepare, execute and deliver, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties, subject to Section 3.02 of the Sale and Servicing Agreement in the case of any such action proposed to be taken by the Subservicer.

Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Servicer or the Subservicer, such default is reasonably foreseeable, the Servicer or the Subservicer, consistent with the Servicing Standard, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest, or waive, in whole or in part, a Prepayment Charge), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as “forbearance”), subject to Section 3.02 of the Sale and Servicing Agreement in the case of any such action proposed to be taken by the Subservicer.

(c) Subservicers. The Servicer shall perform all of its servicing responsibilities hereunder or may cause the Subservicer, or any other subservicer if the Subservicer has been terminated or has resigned, to perform any such servicing responsibilities on its behalf, but the use by the Servicer, the Subservicer or any other subservicer shall not release the Servicer from any of its obligations hereunder and the Servicer shall remain responsible hereunder for all acts and omissions of each subservicer as fully as if such acts and omissions were those of the Servicer. The Subservicer and any such other subservicer must be a Fannie Mae approved seller/servicer or a Freddie Mac approved seller/servicer in good standing and no event shall have occurred, including but not limited to, a change in insurance coverage, which would make it unable to comply with the eligibility requirements for seller/servicers imposed by Fannie Mae or Freddie Mac, or which would require notification to Fannie Mae or Freddie Mac. The Subservicer may retain its fees and expenses and/or withdraw such fees and expenses from the Custodial Account, to the same extent that the Servicer would be entitled to retain or withdraw such fees and expenses if the Servicer were owed them. The Servicer shall pay all fees and expenses of any other subservicer from its own funds. A subservicer’s fee shall not exceed the Servicing Fee.

At the cost and expense of the Servicer, without any right of reimbursement from the Custodial Account, subject to the terms of the related subservicing agreement, the Servicer shall be entitled to terminate the rights and responsibilities of a subservicer and arrange for any servicing responsibilities to be performed by a successor subservicer meeting the requirements in the preceding paragraph; provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Servicer, at the Servicer’s option, from electing to service the related Mortgage Loans itself. In the event that the Servicer’s responsibilities and duties under this Agreement are terminated pursuant to Section 8.04, 9.01 or 10.01, and if requested to do so by the Master Servicer, the Servicer shall at its own cost and expense terminate the rights and responsibilities of each subservicer effective as of the date of termination of the Servicer; provided, that the Subservicer may only be terminated in accordance with the terms of the Subservicing Agreement. The Servicer shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of any subservicer from the Servicer’s own funds without reimbursement from any other Person.

Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a subservicer or any reference herein to actions taken through a subservicer or otherwise, the Servicer shall not be relieved of its obligations to the Issuer, the Master Servicer and the Indenture Trustee and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Servicer shall be responsible for ensuring that the Subservicer and each other subservicer complies with any provision in this Agreement imposing obligations on the Subservicer or any other subservicer. The Servicer shall be entitled to enter into an agreement with the Subservicer or any other subservicer for indemnification of the Servicer by the Subservicer or such other subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Any subservicing agreement and any other transactions or services relating to the Mortgage Loans involving a subservicer shall be deemed to be between such subservicer and Servicer alone, and none of the Issuer, the Master Servicer or the Indenture Trustee shall have any obligations, duties or liabilities with respect to such subservicer including no obligation, duty or liability to pay such subservicer’s fees and expenses. For purposes of distributions and advances by the Servicer pursuant to this Agreement, the Servicer shall be deemed to have received a payment on a Mortgage Loan when the Subservicer or another subservicer has received such payment.

Section 4.02. Collection of Mortgage Loan Payments.

Continuously from the date hereof until the date each Mortgage Loan ceases to be subject to this Agreement, the Servicer shall proceed, and shall cause the Subservicer to proceed, with reasonable diligence and in accordance with the Servicing Standard, to collect all payments due under each Mortgage Loan when the same shall become due and payable. Further, the Servicer shall, and shall cause the Subservicer to, take reasonable care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage Loan Documents, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 4.03. Realization Upon Defaulted Mortgage Loans.

The Servicer shall, and shall cause the Subservicer to, use its reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 4.01. The Servicer or the Subservicer may also, in its discretion, as an alternative to foreclosure, sell defaulted Mortgage Loans at fair market value to third-parties, if the Servicer or the Subservicer reasonably believes that such sale would maximize proceeds to the Issuer and the Indenture Trustee in the aggregate (on a present value basis) with respect to that Mortgage Loan. The Servicer shall, and shall cause the Subservicer to, use its reasonable efforts to realize upon defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Issuer and the Indenture Trustee, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which any Mortgaged Property shall have suffered damage, neither the Servicer nor the Subservicer shall be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Issuer and the Indenture Trustee after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Servicer or the Subservicer, as the case may be, through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 4.05. Each of the Servicer and the Subservicer shall be responsible for all costs and expenses incurred by it in any such proceedings, sales or functions as Servicing Advances; provided, however, that each shall be entitled to reimbursement therefor as provided in Section 4.05. Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer or the Subservicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Master Servicer otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector. Upon completion of the inspection, the Servicer or the Subservicer shall promptly provide the Master Servicer with a written report of the environmental inspection. After reviewing the environmental inspection report, the Master Servicer shall direct the Servicer or the Subservicer as to how the Servicer or the Subservicer shall proceed with respect to the Mortgaged Property, and the Servicer or the Subservicer shall follow the Master Servicer’s directions with respect thereto.

The Servicer or the Subservicer, in its sole discretion, may, with respect to any second lien Mortgage Loan which is greater than 180 days delinquent and for which the related superior lien is not a Mortgage Loan, charge off such second lien Mortgage Loan if it has made a Final Recovery Determination with respect thereto (each such Mortgage Loan, a “Charged-off Mortgage Loan”). Neither the Servicer nor the Subservicer shall have any obligation to make any Monthly Advances or Servicing Advances with respect to such Charged-off Mortgage Loan for the period following the date on which such second lien Mortgage Loan was charged off. Any net Liquidation Proceeds received in connection with any recoveries received with respect to such Charged-off Mortgage Loan shall be deposited in the Custodial Account pursuant to Section 4.04.

Section 4.04. Establishment of Custodial Accounts; Deposits in Custodial Accounts.

The Servicer shall, or shall cause the Subservicer to, segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts. Any funds in a Custodial Account may be invested in Permitted Investments in the name of the Indenture Trustee (with any income earned thereon for the benefit of the Servicer, or the Subservicer in the case of a Custodial Account established by the Subservicer). Funds deposited in the Custodial Account may be drawn on by the Servicer or the Subservicer only in accordance with Section 4.05. The creation of any Custodial Account shall be evidenced by an account certification in the form shown in Exhibit B hereto. The original of such account certification shall be furnished to the Master Servicer upon reasonable request. Each of the Servicer and the Subservicer acknowledges and agrees that it shall bear any losses incurred with respect to Permitted Investments it directs. The amount of any such losses shall be immediately deposited by the Servicer or the Subservicer into the Custodial Account, out of its own funds, with no right to reimbursement therefor.

The Servicer shall, or shall cause the Subservicer to, deposit into the Custodial Account within two (2) Business Days of the Servicer’s or the Subservicer’s receipt, and retain therein, the following collections:

(i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

(ii) all payments on account of interest on the Mortgage Loans (adjusted to the related Mortgage Loan Remittance Rate in the case of deposits by the Subservicer);

(iii) all Liquidation Proceeds;

(iv) any net amounts received by the Servicer or the Subservicer in connection with any REO Property pursuant to Section 4.13;

(v) all Insurance Proceeds including amounts required to be deposited pursuant to Sections 4.08, 4.10 and 4.11, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicing Standard, the Mortgage Loan Documents or applicable law;

(vi) all Condemnation Proceeds affecting any Mortgaged Property other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicing Standard, the Mortgage Loan Documents or applicable law;

(vii) any Monthly Advances as provided in Section 5.03;

(viii) any amounts required to be deposited in the Custodial Account pursuant to Sections 4.01, 4.14, 6.01 and 6.02; and

(ix) with respect to each Full Principal Prepayment or Partial Principal Prepayment, any Prepayment Interest Shortfall, to the extent of the Servicer’s aggregate Servicing Fee received with respect to the related Due Period (or to the extent of the Subservicer’s aggregate Subservicing Fee received with respect to such Due Period, in the case of the Prepayment Interest Shortfall obligations).

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of Ancillary Income, to the extent permitted by Section 6.01, need not be deposited by the Servicer or the Subservicer in the Custodial Account.

Section 4.05. Permitted Withdrawals From the Custodial Account.

The Servicer or the Subservicer may, from time to time, make withdrawals from the Custodial Account for the following purposes:

(i) to make remittances to the Master Servicer in the amounts and in the manner provided for in Section 5.01;

(ii) to reimburse itself for Monthly Advances it made, the Servicer’s or the Subservicer’s right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late collections, Liquidation Proceeds and Insurance Proceeds (net of the related Servicing Fees) of principal and/or interest respecting which it made any such Monthly Advance;

(iii) to reimburse itself for unreimbursed Servicing Advances it made, the Servicer’s or the Subservicer’s right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to Liquidation Proceeds, Condemnation Proceeds, and Insurance Proceeds and REO Disposition Proceeds related to such Mortgage Loan;

(iv) to pay to itself as servicing compensation (a) any interest earned on funds in the Custodial Account it maintains in its name (all such interest to be withdrawn monthly not later than each Servicer Remittance Date) and (b) any Servicing Fee or Subservicing Fee to which the Servicer or the Subservicer, respectively, is entitled in accordance with the terms hereof to the extent such Servicing Fee or Subservicing Fee has not been paid to or retained by the Servicer or the Subservicer, it being understood that the Subservicer shall not withdraw any portion of the Servicing Fee for any Due Period in excess of the Subservicing Fee for such Due Period;

(v) to reimburse itself for any Nonrecoverable Advances it made;

(vi) to transfer funds to another Eligible Account in accordance with Section 4.09 hereof;

(vii) to remove funds deposited in the Custodial Account in error by the Servicer or the Subservicer; and

(viii) to clear and terminate the Custodial Account upon the termination of this Agreement.

Section 4.06. Establishment of Escrow Accounts; Deposits in Escrow Accounts.

The Servicer shall, or shall cause the Subservicer to, segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts. Any funds deposited in an Escrow Account may be invested in Permitted Investments. Funds deposited in an Escrow Account may be drawn on by the Servicer or the Subservicer in accordance with Section 4.07. The creation of any Escrow Account shall be evidenced by an account certification in the form shown in Exhibit C. The original of such account certification shall be furnished to the Master Servicer upon request. Each of the Servicer and the Subservicer acknowledges and agrees that it shall bear any losses incurred with respect to Permitted Investments it directs. The amount of any such losses shall be immediately deposited by the Servicer or the Subservicer into the Escrow Account out of its own funds, with no right to reimbursement therefor.

The Servicer shall, or shall cause the Subservicer to, deposit in the Escrow Account or Accounts within two (2) Business Days of Servicer’s receipt, and retain therein:

(i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any items as are required under the terms of this Agreement;

(ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property; and

(iii) all Servicing Advances for Mortgagors whose Escrow Payments are insufficient to cover escrow disbursements.

The Servicer or the Subservicer shall make withdrawals from an Escrow Account it maintains only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth in and in accordance with Section 4.07. Except as provided in Section 4.07, the Servicer or the Subservicer, as the case may be, shall be entitled to retain any interest paid on funds deposited in an Escrow Account by the depository institution at which it is maintained.

Section 4.07. Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account may be made by the Servicer or the Subservicer only:

(i) to effect timely payments of ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, Primary Mortgage Insurance Policy premiums, if applicable, and comparable items;

(ii) to reimburse the Servicer or the Subservicer for any Servicing Advance made by the Servicer or the Subservicer, as the case may be, with respect to a Mortgage Loan but only from amounts received on such Mortgage Loan which represent late payments of the amounts advanced thereunder;

(iii) to refund to Mortgagors any funds as may be determined to be overages;

(iv) for transfer to the Custodial Account in connection with an acquisition of REO Property;

(v) for application to restoration or repair of the Mortgaged Property;

(vi) to pay to the Servicer or the Subservicer, as the case may be, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

(vii) to pay to the Mortgagors or other parties Insurance Proceeds deposited in accordance with Section 4.06;

(viii) to remove funds placed in an Escrow Account in error by the Servicer or the Subservicer ; and

(ix) to clear and terminate the Escrow Account on the termination of this Agreement.

As part of its servicing duties, the Servicer shall or shall cause the Subservicer to, pay to the Mortgagors interest on funds in an Escrow Account, to the extent required by law, and to the extent that interest earned on funds in the Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor.

The Servicer will be responsible for the administration of the Escrow Accounts and will be obligated to make, or to cause the Subservicer to make, Servicing Advances to the Escrow Account in respect of its obligations under this Section 4.07, when and as necessary to avoid the lapse of insurance coverage on the Mortgaged Property, and to avoid a tax lien being placed on the Mortgaged Property. Notwithstanding the foregoing, if any such payment has not been made and the Servicer or the Subservicer receives notice of a tax lien with respect to the Mortgage being imposed, the Servicer will advance, or cause the Subservicer to advance, Servicing Advances necessary to discharge such lien on the Mortgaged Property in order to prevent loss of title to the Mortgaged Property.

Section 4.08. Payment of Taxes, Insurance and Other Charges, Maintenance of Primary Mortgage Insurance Policies, Collections Thereunder.

With respect to each Mortgage Loan, the Servicer shall, or shall cause the Subservicer to, maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage and shall, or shall cause the Subservicer to, obtain, from time to time, all bills for the payment of such charges, including renewal premiums and shall, or shall cause the Subservicer to, effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer or the Subservicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or applicable law. To the extent that the Mortgage does not provide for Escrow Payments, the Servicer shall, or shall cause the Subservicer to, determine that any such payments are made by the Mortgagor when due. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments and shall make, or shall cause the Subservicer to make, Servicing Advances from its own funds to effect such payments.

The Servicer shall, or shall cause the Subservicer to, maintain in full force and effect Primary Mortgage Insurance Policies issued by an insurer meeting the Servicing Standard with respect to each Mortgage Loan for which such coverage is herein required. Such coverage will be maintained until the ratio of the current outstanding principal balance of the related Mortgage Loan to the appraised value of the related Mortgaged Property, based on the most recent appraisal of the Mortgaged Property performed by a Qualified Appraiser, such appraisal to be included in the Servicing File, is reduced to an amount for which the Servicing Standard no longer requires such insurance to be maintained. The Servicer shall not, and shall cause the Subservicer not to, cancel or refuse to renew any Primary Mortgage Insurance Policy that is required to be kept in force under this Agreement unless a replacement Primary Mortgage Insurance Policy for such canceled or nonrenewed policy is obtained from and maintained with an insurer meeting the Servicing Standard. The Servicer shall not, and shall cause the Subservicer not to, take any action which would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Servicer or the Subservicer, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the Servicer shall, or shall cause the Subservicer to, promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall, or shall cause the Subservicer to, take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall, or shall cause the Subservicer to, obtain a replacement Primary Mortgage Insurance Policy as provided above.

In connection with its activities as servicer, the Servicer agrees to prepare and present, or to cause the Subservicer to prepare and present, on behalf of itself and the Issuer and the Indenture Trustee, claims to the insurer under any Primary Mortgage Insurance Policy in a timely fashion in accordance with the terms of such Primary Mortgage Insurance Policy and, in this regard, to take or cause the Subservicer to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 4.04, any amounts collected by the Servicer or the Subservicer under any Primary Mortgage Insurance Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

Section 4.09. Transfer of Accounts.

The Servicer or the Subservicer may transfer the Custodial Account or the Escrow Account to a different Eligible Account from time to time. The Servicer or the Subservicer shall notify the Master Servicer of any such transfer.

Amounts on deposit in the Custodial Account and the Escrow Account, to the extent permitted by law and the Mortgage Loan Documents, at the option of the Servicer or the Subservicer, may be invested in Permitted Investments. Any such Permitted Investment shall mature no later than one day prior to the Servicer Remittance Date in each month; provided, however, that if such Permitted Investment is an obligation of the depository institution at which the Custodial Account is maintained, then such Permitted Investment may mature on the related Servicer Remittance Date. Any such Permitted Investment shall be made in the name of the

Servicer or the Subservicer in trust for the benefit of the Indenture Trustee. All income on or gain realized from any such Permitted Investment shall be for the benefit of the Servicer or the Subservicer and may be withdrawn at any time by the Servicer or the Subservicer, as the case may be, to the extent permitted by law and the Mortgage Loan Documents. Any losses incurred in respect of any such investment shall be deposited in the Custodial Account, by the Servicer or the Subservicer, out of its own funds immediately as realized without right to reimbursement therefor. If, at any time, the amount on deposit in the Custodial Account exceeds the amount of the applicable FDIC insurance, such excess above the amount of the applicable FDIC insurance shall be invested in Permitted Investments.

Section 4.10. Maintenance of Hazard Insurance.

The Servicer shall, or shall cause the Subservicer to, cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the outstanding principal balance of the Mortgage Loan. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as being a special flood hazard area that has federally-mandated flood insurance requirements, the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan and (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The Servicer shall also maintain, or cause the Subservicer to maintain, on each REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Any amounts collected by the Servicer or the Subservicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Servicer’s or the Subservicer’s normal servicing procedures, or shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05. It is understood and agreed that no other additional insurance need be required by the Servicer or the Subservicer of the Mortgagor or maintained on property acquired in respect of the Mortgage Loans, except to the extent that applicable state or federal laws and regulations as shall at any time be in force shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer or the Subservicer and its successors and/or assigns and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount or material change in coverage to the Servicer or the Subservicer. The Servicer shall not, and shall cause the Subservicer not to, interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent; provided, however, that neither the Servicer nor the Subservicer shall accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating of “B” or better by A.M. Best Company in Best’s Key Rating Guide.

Section 4.11. Blanket Hazard Insurance.

In the event that the Servicer or the Subservicer shall obtain and maintain a blanket policy with an insurer acceptable under the Servicing Standard insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Servicer or the Subservicer as loss payee and provides coverage in an amount equal to the amount required under Section 4.10, and otherwise complies with the requirements of Section 4.10, the Servicer shall be deemed conclusively to have satisfied its obligations under Section 4.10, it being understood and agreed that such blanket policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.10, and there shall have been a loss which would have been covered by such policy, the Servicer shall, or shall cause the Subservicer to, deposit into the Custodial Account the difference, if any, between the amount that would have been payable under a policy complying with Section 4.10 and the amount paid under such blanket policy. Upon the request of the Master Servicer, the Servicer shall cause to be delivered to the Master Servicer a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days prior written notice to the Master Servicer.

Section 4.12. Fidelity Bond, Errors and Omissions Insurance.

The Servicer shall maintain, at its own expense, and shall cause the Subservicer to maintain, at its own expense, with an insurer acceptable under the Servicing Standard, a blanket Fidelity Bond and an errors and omissions insurance policy, with broad coverage with responsible companies on all officers, employees and other persons acting in any capacity with regard to the Mortgage Loans and who handle funds, money, documents and papers relating to the Mortgage Loans. The Fidelity Bond and errors and omissions insurance shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Servicer or the Subservicer, as the case may be, against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such Fidelity Bond and errors and omissions insurance shall also protect and insure the Servicer or the Subservicer, as the case may be, against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.12 requiring the Fidelity Bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity Bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae or by Freddie Mac of the Servicer or the Subservicer, as the case may be. The Servicer shall, or shall cause the Subservicer to, deliver to the Master Servicer upon the Master Servicer’s request a certificate from the surety and the insurer as to the existence of the Fidelity Bond and errors and omissions insurance policy and shall, or shall cause the Subservicer to, obtain a statement from the surety and the insurer that such Fidelity Bond or insurance policy shall in no event be terminated or materially modified without thirty days prior written notice to the Master Servicer. The Servicer shall, or shall cause the Subservicer to, notify the Master Servicer within five Business Days of receipt of notice that such Fidelity Bond or insurance policy will be, or has been, materially modified or terminated.

Section 4.13. Title, Management and Disposition of REO Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Indenture Trustee. Any such Person or Persons holding such title other than the Indenture Trustee shall acknowledge in writing that such title is being held as nominee for the benefit of the Indenture Trustee.

The Servicer shall assume the responsibility for marketing each REO Property in accordance with the Servicing Standard, itself or through the Subservicer. Following acquisition of any REO Property, the Servicer shall, or shall cause the Subservicer to, provide certain administrative services relating to such REO Property as set forth in this Section 4.13. If a period longer than three years is necessary to sell any REO Property, the Servicer shall, or shall cause the Subservicer to, report monthly to the Master Servicer as to progress being made in selling such REO Property after the end of the third year following the conversion of the related Mortgage Loan into REO Property.

The Servicer shall, either itself or through the Subservicer or through an agent selected by the Servicer or the Subservicer, in accordance with the Servicing Standard, manage, conserve, protect and operate each REO Property. Each REO Disposition shall be carried out by the Servicer or the Subservicer at such price and upon such terms and conditions as the Servicer or the Subservicer deems to be in the best interest of the Issuer and the Indenture Trustee and as are approved in writing by the Master Servicer. The REO Disposition Proceeds from the sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter, the expenses of such sale shall be paid and the Servicer or the Subservicer shall reimburse itself for any related Servicing Advances, or Monthly Advances made by it with respect to such REO Property or the related Mortgage Loan.

The Servicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least monthly thereafter or more frequently as may be required by the circumstances. The Servicer shall make or cause the inspector to make a written report of each such inspection.

Section 4.14. Notification of Adjustments.

With respect to each Mortgage Loan, the Servicer shall, or shall cause the Subservicer to, adjust the Mortgage Rate on each related Interest Rate Adjustment Date in compliance with requirements of applicable law and the related electronic data received on the Mortgage and Mortgage Note. The Servicer shall, or shall cause the Subservicer to, execute and deliver any and all necessary notices required under applicable law and the terms of the related electronic data received on the Mortgage Note and Mortgage regarding the Mortgage Rate adjustments. The Servicer shall, or shall cause the Subservicer to, deliver to the Master Servicer promptly upon written request by the Master Servicer, such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Servicer or the receipt of notice by the Servicer or the Subservicer from the Master Servicer that the Servicer or the Subservicer has failed to adjust a Mortgage Rate in accordance with the terms of the related Mortgage Note and Mortgage, the

Servicer shall, or shall cause the Subservicer to, immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused to the Issuer or Noteholders thereby.

Section 4.15. Compliance with Applicable Laws.

All requirements of any federal, state or local law applicable to the servicing of the Mortgage Loans will be complied with by the Servicer and the Subservicer in all material respects.

Section 4.16. Waiver of Prepayment Charges.

The Servicer shall waive (or permit the Subservicer to waive) a Prepayment Charge only under the following circumstances: (i) such waiver is standard and customary in servicing similar Mortgage Loans and such waiver is related to a default or reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan and, if such waiver is made in connection with a refinancing of the related Mortgage Loan, such refinancing is related to a default or a reasonably foreseeable default, (ii) such Prepayment Charge is unenforceable in accordance with applicable law or the collection of such related Prepayment Charge would otherwise violate applicable law or (iii) the mortgage debt has been accelerated as a result of the related Mortgagor’s default in making the related Monthly Payments. Notwithstanding any provision in this Agreement to the contrary, in the event the Prepayment Charge payable under the terms of the Mortgage Note is less than the amount of the Prepayment Charge set forth in the Prepayment Charge schedule or other information provided to the Servicer by the Seller, the Servicer shall not have any liability or obligation with respect to such difference, and in addition shall not have any liability or obligation to pay the amount of any uncollected prepayment charge if the failure to collect such amount is the direct result of inaccurate or incomplete information on the Prepayment Charge schedule.

Notwithstanding anything to the contrary contained in this Agreement, if the covenant of the Servicer set forth in this Section 4.16 is breached, the Servicer will pay, or cause the Subservicer to pay, the amount of such waived prepayment charge, from its own funds without any right of reimbursement, to People’s Choice Funding, Inc.

Section 4.17. Advance Facility.

Each of the Servicer and the Subservicer is hereby authorized to enter into any facility (an “Advance Facility”) with any Person (any such Person, an “Advance Facility Counterparty”), without the consent of any party to this Agreement, which provides that the Servicer or the Subservicer may pledge or sell its rights to receive reimbursement of Monthly Advances and Servicing Advances (collectively, “Advances”) pursuant to this Agreement and the Sale and Servicing Agreement (“Advance Reimbursement Rights”) pursuant to credit facilities, repurchase facilities, or similar facilities providing liquidity for the funding of Advances, including facilities providing that such Advance Facility Counterparty may make all or a portion of the Advances (any such facility, an “Advance Facility”). Notwithstanding the existence of any Advance Facility under which an Advance Facility Counterparty agrees to fund Monthly

Advances and/or Servicing Advances on the Servicer’s or the Subservicer’s behalf, the Servicer or the Subservcier, as the case may be, shall remain obligated pursuant to this Agreement to make Monthly Advances and Servicing Advances pursuant to and as required by this Agreement, and shall not be relieved of such obligations by virtue of such Advance Facility.

If the Servicer or the Subservicer enters into an Advance facility, and for so long as an Advance Facility Counterparty remains entitled to receive reimbursement for any Monthly Advances including Nonrecoverable Advances related thereto (“Monthly Advance Reimbursement Amounts”) and/or Servicing Advances including Nonrecoverable Advances related thereto (“Servicing Advance Reimbursement Amounts” and, together with Monthly Advance Reimbursement Amounts, “Advance Reimbursement Amounts”) (in each case to the extent that such type of Advance Reimbursement Amount is included in the Advance Facility), as applicable, then the Servicer or the Subservicer, as the case may be, shall identify such Advance Reimbursement Amounts as received, consistently with the reimbursement rights set forth in Sections 4.05 and 4.07 of this Agreement, and shall remit such Advance Reimbursement Amounts in accordance with the documentation establishing the Advance Facility to such Advance Facility Counterparty or to a trustee, agent or custodian (an “Advance Facility Trustee”) designated by such Advance Facility Counterparty. Notwithstanding the foregoing, if so required pursuant to the terms of the Advance Facility, the Servicer or the Subservicer may direct the Securities Administrator to pay, and if so directed the Securities Administrator is herby authorized to and shall pay, to the Advance Facility Counterparty or the Advance Facility Trustee the Advance Reimbursement Amounts identified pursuant to the preceding sentence.

Advance Reimbursement Amounts shall consist solely of amounts in respect of Monthly Advances and/or Servicing Advances made with respect to the Mortgage Loans for which the Servicer or the Subservicer, as the case may be, would be permitted to reimburse itself in accordance with this Agreement, assuming the Servicer or the Subservicer, as the case may be, had made the related Monthly Advances and/or Servicing Advances. Notwithstanding anything to the contrary herein, in no event shall Advance Reimbursement Amounts be included in Available Funds or distributed to Noteholders. An Advance Facility Counterparty whose obligations are limited to the making of Advances will not be deemed to be a subservicer under this Agreement or be required to meet the criteria for qualification as a subservicer under this Agreement.

Advance Reimbursement Amounts allocated to reimburse Monthly Advances or Servicing Advances made with respect to any particular Mortgage Loan shall be allocated to the reimbursement of the unreimbursed Monthly Advances or Servicing Advances (as the case may be) made with respect to that Mortgage Loan on a “first-in, first out” (“FIFO”) basis, such that the Advance Reimbursement Amounts shall be applied to reimburse the Monthly Advance or Servicing Advance (as the case may be) for that Mortgage Loan that was disbursed earliest in time first, and to reimburse the Monthly Advance or Servicing Advance (as the case may be) for that Mortgage Loan that was disbursed latest in time last. The Servicer or the Subservicer, as the case may be, shall provide to the related Advance Facility Counterparty or Advance Facility Trustee loan-by-loan information with respect to each Advance Reimbursement Amount remitted to such Advance Facility Counterparty or Advance Facility Trustee, to enable the Advance Facility Counterparty or Advance Facility Trustee to make the FIFO allocation of each such Advance Reimbursement Amount with respect to each Mortgage Loan.

Upon request of the Servicer or the Subservicer, as the case may be, the Securities Administrator and the Indenture Trustee agrees to execute such acknowledgments, certificates, and other documents recognizing the interests of any Advance Facility Counterparty in such Advance Reimbursement Rights as the Servicer or the Subservicer may cause to be made subject to Advance Facilities pursuant to this Section 4.17, and such other documents in connection with such Advance Facilities as may be reasonably requested from time to time by any Advance Facility Counterparty. Any amendment necessary for the implementation of the arrangement described in this Section shall not require the consent of Noteholders, the Master Servicer, the Securities Administrator, the Issuer, the Indenture Trustee or any other Person, so long as the amendment does not have any adverse effect on the rights of such parties.

ARTICLE V

REMITTANCES TO MASTER SERVICER

Section 5.01. Remittances.

On each Servicer Remittance Date, the Servicer shall remit or cause the Subservicer to remit, by wire transfer of immediately available funds, to the Master Servicer the amounts required to be so remitted pursuant to Section 4.01(c) of the Sale and Servicing Agreement. Such amounts shall be wired pursuant to the following instructions:

PCHLT 2005-2

Wells Fargo Bank, National Association

ABA# 121000248

SAS Clearing

Account #3970771416

For Further Credit to: PCHLT 2005-2 Account #17158600

On each Servicer Remittance Date, the Servicer shall remit, or shall cause the Subservicer to remit, by wire transfer of immediately available funds, to People’s Choice Funding, Inc. all Prepayment Charges collected as of the close of business on the Determination Date.

With respect to any remittance received by the Master Servicer after the Business Day on which such remittance was due, the Servicer shall remit to the Master Servicer interest on any such late remittance amount at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus two percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Servicer on the date such late remittance is made and shall cover the period commencing with the day following such Business Day and ending with the Business Day on which such remittance is made, both inclusive. Such interest shall be remitted along with the remittance required on the next succeeding Servicer Remittance Date. The payment by the Servicer of any such interest shall not be deemed an extension of time for remittance or a waiver of any Event of Default by the Servicer.

Section 5.02. Monthly Statements.

Not later than the tenth (10th) calendar day, or if such day is not a Business Day, the first Business Day immediately preceding the tenth calendar day of the month of the related Servicer Remittance Date, the Servicer shall furnish or cause the Subservicer to furnish to the Master Servicer, a monthly remittance advice containing the information identified in Exhibit F and Exhibit G or otherwise in a mutually agreeable format, with regard to monthly loan remittance data and defaulted mortgage loans, with a trial balance report attached thereto, and such other loan level information reasonably available to the Servicer or the Subservicer and requested by the Master Servicer. The Servicer shall also furnish or cause the Subservicer to furnish to People’s Choice Funding, Inc. (in such format mutually agreed to by the Servicer or the Subservicer and People’s Choice Funding, Inc.) a monthly report detailing loan level Prepayment Charges collected and/or waived by the Servicer or the Subservicer in accordance with Section 4.16.

Section 5.03. Monthly Advances.

On the Business Day immediately preceding each Servicer Remittance Date, the Servicer shall deposit, or shall cause the Subservicer to deposit, into the Custodial Account from its own funds, an amount equal to all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate, in the case of Monthly Advances by the Subservicer) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date or which were deferred pursuant to Section 4.01. The Servicer or the Subservicer shall be deemed to have complied with the Monthly Advance requirement if it includes in its remittance to the Master Servicer amounts held for future distribution in the Custodial Account in an amount which, when added to amounts deposited in respect of Monthly Advances out of the Servicer’s or the Subservicer’s own funds, is equal to the amount of the required Monthly Advances. The Servicer shall replace, or shall cause the Subservicer to replace, in the Custodial Account any amounts held for future distribution and used to cover some or all of the Monthly Advance obligations by deposit into the Custodial Account on or before any future Servicer Remittance Date if funds in the Custodial Account on such Servicer Remittance Date shall be less than payments to the Master Servicer required to be made on such Servicer Remittance Date. The Servicer’s obligation to make, or cause the Subservicer to make, such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the last Servicer Remittance Date prior to the Servicer Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including REO Disposition Proceeds, Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan; provided, however, that such obligation shall cease if the Servicer or the Subservicer determines, in its sole reasonable opinion, that advances with respect to such Mortgage Loan are non-recoverable by the Servicer or the Subservicer from Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, or otherwise with respect to a particular Mortgage Loan. In the event that the Servicer or the Subservicer determines that any such Monthly Advance is a Nonrecoverable Advance, the Servicer or the Subservicer shall provide the Master Servicer with a certificate signed by an officer of the Servicer or the Subservicer evidencing such determination.

Section 5.04. Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof on behalf of the Indenture Trustee pursuant to a deed-in-lieu of foreclosure, the Servicer shall, or shall cause the Subservicer to, submit to the Master Servicer a liquidation report in the format set forth in Exhibit E attached hereto (or in such other format mutually agreed to by the Servicer or the Subservicer and the Master Servicer) and all supporting documentation reasonably required by the Master Servicer. The Servicer shall also provide, or cause the Subservicer to provide, reports on the status of REO Property containing such information as the Master Servicer may reasonably require.

ARTICLE VI

GENERAL SERVICING PROCEDURES

Section 6.01. Assumption Agreements.

The Servicer shall, or shall cause the Subservicer to, exercise its rights to accelerate the maturity of such Mortgage Loan under any “due-on-sale” clause to the extent permitted by law, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of a Mortgaged Property (whether by absolute conveyance or by contract of, sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage); provided, however, that the Servicer shall not, and shall cause the Subservicer not to, exercise any such rights if prohibited by law or the terms of the Mortgage Note from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy, if any. If the Servicer or the Subservicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Servicer shall, or shall cause the Subservicer to, enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. If an assumption is allowed pursuant to this Section 6.01, the Servicer or the Subservicer, with the prior consent of the primary mortgage insurer, if any, is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original mortgagor is released from liability and such Person is substituted as mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

In connection with any such assumption or substitution of liability, the Servicer shall follow the Servicing Standard and shall cause the Subservicer to follow the Servicing Standard. With respect to an assumption or substitution of liability, the Mortgage Rate borne by the related Mortgage Note and the amount of the Monthly Payment may not be changed. The Servicer shall, or shall cause the Subservicer to, notify the Master Servicer that any such substitution of liability or assumption agreement has been completed by forwarding to the Custodian, with a copy to the Master Servicer, the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage Loan Documents and shall, for all purposes, be considered a part of such related mortgage file to the same extent as all other documents and instruments constituting a part thereof. All fees collected by the Servicer or the Subservicer for entering into an assumption or substitution of liability agreement shall belong to the Servicer or the Subservicer, as the case may be.

Notwithstanding the foregoing paragraphs of this section or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 6.01, the term “assumption” is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Section 6.02. Satisfaction of Mortgages and Release of Mortgage Loan Documents.

Upon the payment in full of any Mortgage Loan, the Servicer shall, or shall cause the Subservicer to, immediately notify the Custodian with a certification and request for release in the form of Exhibit D by a Servicing Officer, which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 4.04 have been so deposited, and a request for delivery to the Servicer or the Subservicer of the Mortgage Loan Documents held by the Custodian. Upon receipt of such certification and request, the Indenture Trustee shall promptly release or cause the Custodian to promptly release the related Mortgage Loan Documents to the Servicer or the Subservicer and the Servicer or the Subservicer shall prepare and deliver for execution by the Indenture Trustee or at the Indenture Trustee’s option at the Indenture Trustee’s expense execute under the authority of a power of attorney delivered to the Servicer or the Subservicer by the Indenture Trustee any satisfaction or release. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account.

In the event the Servicer or the Subservicer satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Issuer or the Indenture Trustee may have under the mortgage instruments, the Servicer, upon written demand, shall remit, or shall cause the Subservicer to remit, to the Master Servicer within three Business Days the then outstanding principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account. The Servicer shall, or shall cause the Subservicer to, maintain the Fidelity Bond and errors and omissions insurance insuring the Servicer or the Subservicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

From time to time and as appropriate for the servicing or foreclosure of the Mortgage Loans, including for the purpose of collection under any Primary Mortgage Insurance Policy, the Servicer or the Subservicer may request the Custodian, as described in Section 3.07(a) of the Sale and Servicing Agreement pursuant to a request and certification in the form of Exhibit B to the Sale and Servicing Agreement, to release to the Servicer or the Subservicer the related Mortgage Loan Documents held by the Custodian. The Servicer or the Subservicer shall promptly return the related Mortgage Loan Documents to the Custodian, when the need therefor by the Servicer or the Subservicer no longer exists, unless (1) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account, in which case, upon receipt of another request pursuant to Section 3.07(a) of the Sale and Servicing Agreement, the Indenture Trustee or the Custodian shall release the Mortgage File to the Servicer or the Subservicer or (2) such documents have been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer or the Subservicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to whom such documents were delivered and the purpose or purposes of such delivery.

Section 6.03. Servicing Compensation.

As compensation to the Servicer for its services hereunder, the Master Servicer shall pay to the Servicer, from interest payments on the Mortgage Loans, the amounts provided for as the Servicer’s Servicing Fee, minus the Subservicing Fee with respect to such Mortgage Loans for so long as the Subservicer is performing the primary servicing of the Mortgage Loans pursuant to the Subservicing Agreement. Additional servicing compensation in the form of Ancillary Income shall be retained by the Subservicer, or by the Servicer if the Subservicer is no longer performing the primary servicing of the Mortgage Loans pursuant to the Subservicing Agreement. The Servicer and the Subservicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for. The Subservicer shall be entitled to withdraw its Subservicing Fee from the Custodial Account or to retain its Subservicing Fee from interest collections on the Mortgage Loans.

Section 6.04. Annual Statement as to Compliance.

The Servicer will deliver to the Master Servicer on or before March 15, 2006, and by March 15 of each year thereafter, an Officer’s Certificate in a form acceptable for filing with the Securities and Exchange Commission as an exhibit to a Form 10-K stating that (i) a review of the activities of the Servicer, the Subservicer and any other subservicer during the preceding calendar year and of performance under this Agreement has been made under such officer’s supervision, (ii) the Servicer, the Subservicer and each other subservicer have fully complied with the provisions of this Agreement and (iii) to the best of such officer’s knowledge, based on such review, the Servicer, the Subservicer and each other subservicer have fulfilled all of their respective obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status of cure provisions thereof.

Section 6.05. Annual Independent Certified Public Accountants’ Servicing Report.

On or before March 15, 2006, and by March 15 of each year thereafter, the Servicer at its expense shall cause one or more firms of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Master Servicer in a form acceptable for filing with the Securities and Exchange Commission as an exhibit to a Form 10-K to the effect that such firm has examined certain documents and records relating to the Servicer’s and the Subservicer’s servicing of mortgage loans of the same type as the Mortgage Loans pursuant to servicing agreements substantially similar to this Agreement, which agreements may include this Agreement, and that, on the basis of such an examination, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers (“USAP”), such firm is of the opinion that the Servicer’s servicing has been conducted in compliance with the agreements examined pursuant to this Section 6.05, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement. In the event that USAP reports are no longer industry standard forms of providing such information, such statements may be provided in another generally accepted form that is acceptable for filing as an exhibit to Form 10-K or successor annual reports form.

Section 6.06. Master Servicer’s Right to Examine Servicer Records.

The Master Servicer shall have the right to examine and audit, at its expense, upon reasonable notice to the Servicer or the Subservicer, during business hours or at such other times as might be reasonable under applicable circumstances upon five (5) Business Days notice (or 2 Business Days notice during an Event of Default), any and all of the books, records, documentation or other information of the Servicer or the Subservicer, or held by another for the Servicer or the Subservicer or on its behalf or otherwise, which relate to the performance or observance by the Servicer or the Subservicer of the terms, covenants or conditions of this Agreement.

Section 6.07. [Reserved].

Section 6.08. Non-solicitation.

Neither the Servicer nor the Subservicer or any other subservicer shall conduct any solicitation targeted to the Mortgagors for the purpose of inducing or encouraging the early prepayment or refinancing of the related Mortgage Loans. It is understood and agreed that promotions undertaken by the Servicer or the Subservicer or any other subservicer or any agent or affiliate of the Servicer or the Subservicer or any other subservicer which are directed to the general public at large, including mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements, shall not constitute solicitation under this Section 6.08.

Section 6.09. Annual Certification.

(a) For so long as any Notes remain outstanding, by March 15th of each year (or if not a Business Day, the immediately preceding Business Day) an officer of the Servicer shall execute and deliver, and the Subservicer shall execute and deliver, an Officer’s Certificate to the Master Servicer, as the entity filing the Sarbanes Oxley certification directly with the Securities and Exchange Commission (the “Sarbanes Certifying Party”) for the benefit of such entity and such entity’s officers, directors and affiliates, in the form attached hereto as Exhibit D.

(b) Each of the Servicer and the Subservicer shall indemnify and hold harmless the Sarbanes Certifying Party and its officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or breach by such Person or any of its officers, directors, agents or affiliates of its obligations under Sections 6.04, 6.05 and 6.07 or the negligence, bad faith or willful misconduct of such Person in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Sarbanes Certifying Party, then each of the Servicer and the Subservicer agrees that it shall contribute to the amount paid or payable by the Sarbanes Certifying Party as a result of the losses, claims, damages or liabilities of the Sarbanes Certifying Party attributable to such Person in such proportion as is appropriate to reflect the relative fault of the Servicer or the Subservicer as applicable, in connection with its obligations under Sections 6.04, 6.05 and 6.09, or the Servicer’s or the Subservicer’s, as applicable, negligence, bad faith or willful misconduct in connection therewith.

ARTICLE VII

REPORTS TO BE PREPARED BY SERVICER

Section 7.01. Servicer Shall Provide Information as Reasonably Required.

The Servicer shall, and shall cause the Subservicer to, furnish to the Master Servicer upon reasonable request, during the term of this Agreement, such periodic, special or other reports or information, whether or not provided for herein, as shall be necessary, reasonable or appropriate with respect to the purposes of this Agreement. The Servicer or the Subservicer may negotiate with the Master Servicer for a reasonable fee for providing such report or information, unless (i) the Servicer or the Subservicer is required to supply such report or information pursuant to any other section of this Agreement, or (ii) the report or information has been requested in connection with Internal Revenue Service or other regulatory agency requirements. All such reports or information shall be provided by and in accordance with all reasonable instructions and directions given by the Master Servicer. Each of the Servicer and the Subservicer agrees to execute and deliver all such instruments and take all such action as the Master Servicer, from time to time, may reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

ARTICLE VIII

THE SERVICER

Section 8.01. Indemnification; Third Party Claims.

The Servicer agrees to indemnify the Issuer, the Master Servicer, the Indenture Trustee, their respective successors and assigns, and any agent of any of the foregoing (each an “Indemnified Person”) and hold each such Indemnified Person harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that such Indemnified Person may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement and for breach of any representation, warranty or covenant of the Servicer contained herein. The Servicer shall immediately notify the Master Servicer or other Indemnified Person if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the Master Servicer and such other Indemnified Person) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or such other Indemnified Person in respect of such claim but failure to so notify the Master Servicer and such other Indemnified Person shall not limit its obligations hereunder. The Servicer agrees that it will not enter into any settlement of any such claim without the consent of the Master Servicer and such other Indemnified Person unless such settlement includes an unconditional release of the Master Servicer and such other Indemnified Person from all liability that is the subject matter of such claim. The provisions of this Section 8.01 shall survive termination of this Agreement.

Section 8.02. Merger or Consolidation of the Servicer.

The Servicer shall keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer whether or not related to loan servicing, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution (i) having a GAAP net worth of not less than $25,000,000, (ii) the deposits of which are insured by the FDIC, or which is a HUD-approved mortgagee whose primary business is in origination and servicing of first lien 1-4 family mortgage loans, and (iii) which is a Fannie Mae or Freddie Mac approved seller/servicer in good standing. Furthermore, in the event the Servicer transfers or otherwise disposes of all or substantially all of its assets to an affiliate of the Servicer, such affiliate shall satisfy the condition above, and shall also be fully liable to the Master Servicer, the Issuer and the Indenture Trustee for all of the Servicer’s obligations and liabilities hereunder.

Section 8.03. Limitation on Liability of the Servicer and Others.

Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer nor the Subservicer or any other subservicer shall be under any liability to any Person for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment made in good faith; provided, however, that this provision shall not protect the Servicer, the Subservicer or any such Person against any breach of warranties or representations made herein, or failure to perform its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed under this Agreement. The Servicer, the Subservicer, each other subservicer and any director, officer, employee or agent of the Servicer, the Subservicer or any such other subservicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. None of the Servicer, the Subservicer, nor any such other subservicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that the Servicer, the Subservicer or another subservicer may, with the consent of the Master Servicer, undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be Servicing Advances.

Section 8.04. Servicer Not to Resign.

The Servicer shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer and the Master Servicer or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Master Servicer which Opinion of Counsel shall be in form and substance acceptable to the Master Servicer. No such resignation shall become effective until a successor shall have assumed the Servicer’s responsibilities and obligations hereunder in the manner provided in Section 11.01.

Section 8.05. No Transfer of Servicing.

With respect to the retention of the Servicer to service the Mortgage Loans hereunder, the Servicer acknowledges that each of the Issuer, the Indenture Trustee and the Master Servicer has acted in reliance upon the Servicer’s independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this section, the Servicer shall not either assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Master Servicer.

ARTICLE IX

DEFAULT

Section 9.01. Events of Default.

Each of the following shall constitute an Event of Default on the part of the Servicer:

(i) any failure by the Servicer or the Subservicer to remit to the Master Servicer any payment required to be made under the terms of this Agreement which continues unremedied for a period of two (2) Business Days after written notice to the Servicer thereof it being understood that this subparagraph shall not affect the Servicer’s obligation pursuant to Section 5.01 to pay default interest on any remittance received by the Master Servicer after the Business Day on which such payment was due; or

(ii) any failure by the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement (other than with respect to Sections 6.04, 6.05 and 6.09), the breach of which has a material adverse effect and which continue unremedied for a period of thirty days (except that such number of days shall be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement and such failure shall be deemed to have a material adverse effect) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Master Servicer; or

(iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

(iv) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

(v) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for two Business Days; or

(vi) the Servicer is no longer an approved Servicer by either Fannie Mae or Freddie Mac; or

(vii) the Servicer attempts, without the consent of the Master Servicer, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof except as otherwise permitted herein;

(viii) the Servicer ceases to be qualified to transact business in any jurisdiction where it is currently so qualified, but only to the extent such non-qualification materially and adversely affects the Servicer’s ability to perform its obligations hereunder;

(ix) failure by the Servicer or the Subservicer to duly perform, within the required time period, its obligations under Section 6.04, Section 6.05 or Section 6.09 of this Agreement which failure continues unremedied for a period of ten (10) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by any party to this Agreement or by any master servicer responsible for master servicing the Mortgage Loans pursuant to a securitization of such Mortgage Loans;

(x) if (x) any of the Rating Agencies reduces or withdraws the rating of any of the Notes due to a reason attributable to the Servicer or (y) the Servicer’s residential primary servicer rating for servicing of subprime loans issued by any of the Rating Agencies is reduced by more than one level from the level in effect on the Reconstitution Date; or

(xi) the net worth of the Servicer shall be less than $25,000,000.

In each and every such case, so long as an Event of Default shall not have been remedied, the Master Servicer, by notice in writing to the Servicer may, in addition to whatever rights the

Master Servicer may have under Section 8.01 and at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer, the Subservicer or any other subservicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer, the Subservicer or any other subservicer for the same; provided, however, that the Subservicer may not be terminated unless the Event of Default resulted from a breach by the Subservicer.

From and after the receipt by the Servicer, the Subservicer or any other subservicer, as the case may be, of such written notice, all authority and power of the Servicer, the Subservicer or any other subservicer, as the case may be, under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 11.01. Upon written request from the Master Servicer, the Servicer, the Subservicer or any other subservicer, as the case may be, shall prepare, execute and deliver, any and all documents and other instruments, place in such successor’s possession all Servicing Files (except to the extent they are in the possession of the Subservicer and the Subservicer is not being terminated), and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Servicer’s, the Subservicer’s or any other subservicer’s sole expense, as the case may be. The Servicer, the Subservicer or any other subservicer, as the case may be, agrees to cooperate with the Master Servicer and such successor in effecting the termination of the Servicer’s, the Subservicer’s or any other subservicer’s responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer, the Subservicer or any other subservicer, as the case may be, to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans (except to the extent such accounts are maintained by the Subservicer and the Subservicer is not being terminated).

Section 9.02. Waiver of Defaults.

The Master Servicer may waive, only by written notice, any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived in writing.

ARTICLE X

TERMINATION

Section 10.01. Termination.

The respective obligations and responsibilities of the Servicer shall terminate upon the earliest to occur of the following: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of any REO Property and the remittance of all funds due hereunder, in which case the servicing shall belong to the Subservicer, and (ii) termination by the Master Servicer pursuant to Section 9.01.

Simultaneously with any such termination, the Servicer shall be entitled to be reimbursed for any outstanding Servicing Advances and Monthly Advances made by the Servicer (net of any amounts owed by the Servicer to the Master Servicer hereunder). In no event shall the Servicer be entitled to any termination fee or other compensation with respect to any termination of this Agreement or the Servicer’s rights hereunder, in whole or in part.

The Servicer shall have the right to exercise a clean up call by purchasing all of the Mortgage Loans and REO Properties if the holders of a majority of the Certificates by Percentage Interest do not redeem the Notes within 90 days after the date the Stated Principal Balance of the Mortgage Loans is reduced to less than ten percent (10%) of the Stated Principal Balance of such Mortgage Loans as of the Cut-off Date. The price for such purchase shall be equal to the aggregate unpaid principal balance of the Mortgage Loans plus interest thereon at the applicable Mortgage Rates through the end of the month of such repurchase, plus the fair market value of any REO property included in the Trust Estate as determined by the Servicer in good faith; provided, however, that such purchase price shall at least equal the outstanding principal balance of all Outstanding Notes plus interest accrued thereon at the related Note Rates through the date of the purchase; and provided further, that this right to purchase shall belong solely to the Subservicer for as long as the Subservicer is performing the primary servicing of the Mortgage Loans pursuant to the Subservicing Agreement.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01. Successor to the Servicer.

Upon termination of the Servicer’s responsibilities and duties under this Agreement pursuant to Sections 8.04, 9.01, or 10.01(ii), the Master Servicer shall (i) succeed to and assume all of the Servicer’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in Section 8.02 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement prior to the termination of the Servicer’s responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Master Servicer may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as the Master Servicer and such successor shall agree. In the event that the Servicer’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this section and shall in no event relieve the Servicer of the representations and warranties made pursuant to Article III and the remedies available to the Master Servicer under Section 8.01, it being understood and agreed that the provisions of such Article III and Section 8.01 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Master Servicer an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or termination of this Agreement pursuant to Section 8.04, 9.01 or 10.01 shall not affect any claims that the Master Servicer, the Issuer or the Indenture Trustee may have against the Servicer arising prior to any such termination or resignation.

The Servicer shall promptly deliver to the successor the funds in the Custodial Account and the Escrow Account and the Servicing Files and related documents and statements held by it hereunder and the Servicer shall account for all funds (except to the extent such items are maintained or in the possession of the Subservicer, and the Subservicer is not then being terminated). The Servicer shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer. The successor shall make such arrangements as it may deem appropriate to reimburse the Servicer for unrecovered Monthly Advances and Servicing Advances made by the Servicer.

Upon a successor’s acceptance of appointment as such, the Servicer shall notify the Master Servicer of such appointment.

Section 11.02. Amendment.

This Agreement may be amended from time to time by the parties hereto by written agreement signed by the parties hereto.

Section 11.03. Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.04. Notices.

Any demands, notices or other communications permitted or required hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, and return receipt requested or transmitted by telecopier and confirmed by a similar mailed writing, as follows:

(i)	if to the Servicer with respect to servicing issues:

EMC Mortgage Corporation

Two MacArthur Ridge

909 Hidden Ridge Drive, Suite 200

Irving, Texas 75038

Attn: Jenna Kemp

Telecopy No.: (972) 831-2554

(ii)	if to the Master Servicer:

Wells Fargo Bank, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attn: PCHLT 2005-2

Telecopy No.: (410) 715-2380

(iii)	if to the Indenture Trustee:

HSBC Bank USA, National Association, as Indenture Trustee

425 Fifth Avenue

New York, New York 10018

Attn: PCHLT 2005-2

Telecopy No. (212) 525-1300

(iv)	if to the Issuer:

People’s Choice Home Loan Securities Trust Series 2005-2

c/o Wilmington Trust Company, as Owner Trustee

1100 North Market Street

Wilmington, Delaware 19890

Attn: PCHLT 2005-2

Telecopy No. (302)

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice, or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the address (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

Section 11.05. Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 11.06. Exhibits and Schedules.

The exhibits, schedules and other addenda and supplements to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 11.07. General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(iii) references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(iv) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(v) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(vi) the term “include” or “including” shall mean without limitation by reason of enumeration.

Section 11.08. Reproduction of Documents.

This Agreement and all documents relating hereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by any party at the closing, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 11.09. Confidentiality of Information.

Each party recognizes that, in connection with this Agreement, it may become privy to non-public information regarding the financial condition, operations and prospects of the other party. Except as required to be disclosed by law, each party agrees to keep all non-public information regarding the other party strictly confidential, and to use all such information solely in order to effectuate the purpose of this Agreement.

Section 11.10. No Partnership.

Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Servicer and the Subservicer shall be rendered as an independent contractor and not as agent for Master Servicer, the Issuer or the Indenture Trustee.

Section 11.11. Counterparts; Successors and Assigns.

This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Section 8.05, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

Section 11.12. Entire Agreement.

Each of the parties hereto acknowledges that no representations, agreements or promises were made to it by the other party or any of its employees other than those representations, agreements or promises specifically contained herein. This Agreement sets forth the entire understanding among the parties hereto with respect to the matters set forth herein, and shall be binding upon all successors of both parties.

Section 11.13. Further Agreements.

Each of the parties hereto agrees to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purpose of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date and year first above written.

EMC MORTGAGE CORPORATION, as Servicer

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Master Servicer

By:
Name:
Title:

PEOPLE’S CHOICE HOME LOAN, INC., as Subservicer

By:
Name:
Title:

PEOPLE’S CHOICE HOME LOAN SECURITIES TRUST SERIES 2005-2, as Issuer

By:	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

HSBC BANK USA, NATIONAL ASSOCIATION, as Indenture Trustee

By:
Name:
Title:

[Signature Page to Series 2005-2 Servicing Agreement]

EXHIBIT A

MORTGAGE LOAN SCHEDULE

Available Upon Request

A-1

EXHIBIT B

FORMS OF CUSTODIAL ACCOUNT CERTIFICATIONS

CUSTODIAL ACCOUNT CERTIFICATION

                    , 20

People’s Choice Home Loan, Inc. hereby certifies that it or its subservicer has established the account described below as a Custodial Account pursuant to Section 4.04 of the Servicing Agreement, dated as of April 1, 2005.

Title of Account:	People’s Choice Home Loan, Inc. - Custodial Account in trust for People’s Choice Home Loan Securities Trust Series 2005-2 - P & I

Address of office or branch of the Servicer at which Account is maintained:

PEOPLE’S CHOICE HOME LOAN, INC., Subservicer

By:
Name:
Title:

B-1

EXHIBIT C

FORMS OF ESCROW ACCOUNT CERTIFICATIONS

ESCROW ACCOUNT CERTIFICATION

                    , 20

People’s Choice Home Loan, Inc. hereby certifies that it or its subservicer has established the account described below as an Escrow Account pursuant to Section 4.06 of the Servicing Agreement, dated as of April 1, 2005.

Title of Account:	People’s Choice Home Loan, Inc. - Escrow Account in trust for People’s Choice Home Loan Securities Trust Series 2005-2 - T & I

Address of office or branch of the Servicer at which Account is maintained:

PEOPLE’S CHOICE HOME LOAN, INC., Subservicer

By:
Name:
Title:

C-1

EXHIBIT D

Servicer Form of Back-up Certification

Wells Fargo Bank, National Association,

  as master servicer

Re: People’s Choice Home Loan Securities Trust Series 2005-2

EMC Mortgage Corporation, as Servicer, hereby certifies to the Sarbanes Certifying Party that:

1. To our knowledge, the information in the Annual Statement of Compliance, the Annual Independent Public Accountant’s Servicing Report and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans submitted to the Sarbanes Certifying Party taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by such reports;

2. To our knowledge, the servicing information required to be provided to the Sarbanes Certifying Party by the Servicer under the Servicing Agreement has been provided to the Sarbanes Certifying Party;

3. Based upon the review required by the Servicing Agreement, and except as disclosed in the Annual Statement of Compliance or the Annual Independent Public Accountant’s Servicing Report, the Servicer has, as of the last day of the period covered by such reports fulfilled its obligation under the Servicing Agreement; and

4. The Servicer has disclosed to the Sarbanes Certifying Party all significant deficiencies relating to the Servicer’s compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Servicing Agreement.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Servicing Agreement, dated as of April 1, 2005 (the “Servicing Agreement”), among EMC Mortgage Corporation, as servicer, Wells Fargo Bank, National Association, as master servicer, People’s Choice Home Loan, Inc., as subservicer, People’s Choice Home Loan Securities Trust Series 2005-2, as issuer, and HSBC Bank USA, National Association, as indenture trustee.

EMC MORTGAGE CORPORATION, as Servicer

By:
Name:
Title:
Date:

D-1

EXHIBIT E

WELLS FARGO BANK, NATIONAL ASSOCIATION

Form 332

Calculation of Realized Loss

Purpose

To provide the Servicer with a form for the calculation of any Realized Loss (or gain) as a result of a Mortgage Loan having been foreclosed and Liquidated.

Distribution

The Servicer will prepare the form in duplicate and send the original together with evidence of conveyance of title and appropriate supporting documentation to the Master Servicer with the Monthly Accounting Reports which supports the Mortgage Loan’s removal from the Mortgage Loan Activity Report. The Servicer will retain the duplicate for its own records.

Due Date

With respect to any liquidated Mortgage Loan, the form will be submitted to the Master Servicer no later than the date on which statements are due to the Master Servicer under Section 4.02 of this Agreement (the “Statement Date”) in the month following receipt of final liquidation proceeds and supporting documentation relating to such liquidated Mortgage Loan; provided, that if such Statement Date is not at least 30 days after receipt of final liquidation proceeds and supporting documentation relating to such liquidated Mortgage Loan, then the form will be submitted on the first Statement Date occurring after the 30th day following receipt of final liquidation proceeds and supporting documentation.

Preparation Instructions

The numbers on the form correspond with the numbers listed below.

1.	The actual Unpaid Principal Balance of the Mortgage Loan.

2.	The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed.

3-7.	Complete as necessary. All line entries must be supported by copies of appropriate statements to document the expense, HUD-1, if applicable and payment history. Entries not properly documented will not be reimbursed to the Servicer.

8.	Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis.

E-1

10.	The total of lines 1 through 9.

Credits

11-17.	Complete as necessary. All line entries must be supported by copies of the appropriate claims forms, statements, payment checks, etc. to document the credit. If the Mortgage Loan is subject to a Bankruptcy Deficiency, the difference between the Unpaid Principal Balance of the Note prior to the Bankruptcy Deficiency and the Unpaid Principal Balance as reduced by the Bankruptcy Deficiency should be input on line 16.

18.	The total of lines 11 through 17.

Total Realized Loss (or Amount of Any Gain)

19.	The total derived from subtracting line 18 from 10. If the amount represents a realized gain, show the amount in parenthesis ( ).

G-2

CALCULATION OF REALIZED LOSS

Investor Number
Pool Number
Loan Number
Borrower Last Name
Borrower First Name
Actual Unpaid Balance
Interest Accrual
Interest Adjustment

Advances/Expenses
Actual Unpaid Balance
Attorney Fees
Taxes
Property Maintenance
MI/Hazard Insurance
Utility Expenses
Appraisal/BPO
Property Inspection
Other
REO Appraisal
Misc

Total Expenses

Credits

Escrow Balance
HIP Refund
Rental Receipts
Hazard Loss Proceeds
Pool Insurance Proceeds
Sales Proceeds
Other
Misc.
Misc.
Total Credits

Total Realized Loss/Gain

E-3

EXHIBIT F

Standard File Layout – Scheduled/Scheduled

Column Name	Description	Decimal	Format Comment
LOAN_NBR	Loan Number assigned by investor		Text up to 10 digits

SERVICER LOAN_NBR	Servicer Loan Number		Text up to 10 digits

BORROWER_NAME	Mortgagor name assigned to Note		Max length of 30

SCHED_PMT_AMT	P&I constant	2	No commas(,) or dollar signs ($)

NOTE_INT_RATE	Gross Interest Rate	4	Max length of 6

NET_RATE	Gross Interest Rate less the Service Fee Rate	4	Max length of 6

SERV_FEE_RATE	Service Fee Rate	4	Max length of 6

NEW_PAY_AMT	ARM loan’s forecasted P&I constant	2	No commas(,) or dollar signs ($)

NEW_LOAN_RATE	ARM loan’s forecasted Gross Interest Rate	4	Max length of 6

ARM_INDEX_RATE	ARM loan’s index Rate used	4	Max length of 6

ACTL_BEG_BAL	Beginning Actual Balance	2	No commas(,) or dollar signs ($)

ACTL_END_BAL	Ending Actual Balance	2	No commas(,) or dollar signs ($)

NEXT_DUE_DATE	Borrower’s next due date		MM/DD/YYYY

CURT_AMT_1	Curtailment Amount	2	No commas(,) or dollar signs ($)

CURT_DATE_1	Due date Curtailment was applied to		MM/DD/YYYY

CURT_ADJ_ AMT_1	Curtailment Interest if applicable	2	No commas(,) or dollar signs ($)

CURT_AMT_2	Curtailment Amount 2	2	No commas(,) or dollar signs ($)

CURT_DATE_2	Due date Curtailment was applied to		MM/DD/YYYY

CURT_ADJ_ AMT2	Curtailment Interest if applicable	2	No commas(,) or dollar signs ($)

CURT_AMT_3	Curtailment Amount 3	2	No commas(,) or dollar signs ($)

CURT_DATE_3	Due date Curtailment was applied to		MM/DD/YYYY

CURT_ADJ_AMT3	Curtailment Interest, if applicable	2	No commas(,) or dollar signs ($)

SCHED_BEG_BAL	Beginning Scheduled Balance	2	No commas(,) or dollar signs ($)

SCHED_END_BAL	Ending Scheduled Balance	2	No commas(,) or dollar signs ($)

SCHED_PRIN_AMT	Scheduled Principal portion of P&I	2	No commas(,) or dollar signs ($)

SCHED_NET_INT	Scheduled Net Interest (less Service Fee) portion of P&I	2	No commas(,) or dollar signs ($)

LIQ_AMT	Liquidation Principal Amt to bring balance to zero	2	No commas(,) or dollar signs ($)

PIF_DATE	Liquidation Date		MM/DD/YYYY

ACTION_CODE	Either 60 for liquidation or 65 for Repurchase		Max length of 2

PRIN_ADJ_AMT	Principal Adjustments made to loan, if applicable	2	No commas(,) or dollar signs ($)

INT_ADJ_AMT	Interest Adjustment made to loan, if applicable	2	No commas(,) or dollar signs ($)

PREPAYMENT PENALTY AMT	Prepayment penalty amount, if applicable	2	No commas(,) or dollar signs ($)

SOILDER_SAILOR ADJ AMT	Soldier and Sailor Adjustment amount, if applicable	2	No commas(,) or dollar signs ($)

NON ADV LOAN AMT	Non Recoverable Loan Amount, if applicable	2	No commas(,) or dollar signs ($)

F-1

EXHIBIT G

Standard File Layout – Delinquency Reporting

Column/Header Name	Description	Decimal	Format Comment
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR
LOAN_NBR	A unique identifier assigned to each loan by the originator.
CLIENT_NBR	Servicer Client Number
SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.
BORROWER_FIRST_NAME	First Name of the Borrower.
BORROWER_LAST_NAME	Last name of the borrower.
PROP_ADDRESS	Street Name and Number of Property
PROP_STATE	The state where the property located.
PROP_ZIP	Zip code where the property is located.
BORR_NEXT_PAY_DUE_DATE	The date that the borrower’s next payment is due to the servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY
LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)
BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.		MM/DD/YYYY
BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.
BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.
POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts		MM/DD/YYYY
BANKRUPTCY_DCHRG_DISM_DATE	The Date The Loan Is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.		MM/DD/YYYY
LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Servicer		MM/DD/YYYY
LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As;
LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation /Plan Is Scheduled To End/Close		MM/DD/YYYY
LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation Is Actually Completed		MM/DD/YYYY
FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.		MM/DD/YYYY
ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure		MM/DD/YYYY
FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action		MM/DD/YYYY
FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.		MM/DD/YYYY
FRCLSR_SALE_DATE	The actual date of the foreclosure sale.		MM/DD/YYYY
FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs ($)
EVICTION_START_DATE	The date the servicer initiates eviction of the borrower.		MM/DD/YYYY
EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.		MM/DD/YYYY
LIST_PRICE	The price at which an REO property is marketed.	2	No commas(,) or dollar signs ($)
LIST_DATE	The date an REO property is listed at a particular price.		MM/DD/YYYY
OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)

Column/Header Name	Description	Decimal	Format Comment
OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Servicer.		MM/DD/YYYY

REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.		MM/DD/YYYY

REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale		MM/DD/YYYY

OCCUPANT_CODE	Classification of how the property is occupied.

PROP_CONDITION_CODE	A code that indicates the condition of the property.

PROP_INSPECTION_DATE	The date a property inspection is performed.		MM/DD/YYYY

APPRAISAL_DATE	The date the appraisal was done.		MM/DD/YYYY

CURR_PROP_VAL	The current “as is” value of the property based on brokers price opinion or appraisal.	2

REPAIRED_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker’s price opinion or appraisal.	2

If applicable:

DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan

DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.

MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.		MM/DD/YYYY

MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed		No commas(,) or dollar signs ($)

MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment		MM/DD/YYYY

MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)

POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company		MM/DD/YYYY

POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)

POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer		MM/DD/YYYY

POOL_CLAIM_AMT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)

FHA_PART_A_CLAIM_FILED_DATE	Date FHA Part A Claim Was Filed With HUD		MM/DD/YYYY

FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)

FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment		MM/DD/YYYY

FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)

FHA_PART_B_CLAIM_FILED_DATE	Date FHA Part B Claim Was Filed With HUD		MM/DD/YYYY

FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)

FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment		MM/DD/YYYY

FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)

VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin		MM/DD/YYYY

VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment		MM/DD/YYYY

VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)

Exhibit G: Standard File Codes – Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

• ASUM-	Approved Assumption
• BAP-	Borrower Assistance Program
• CO-	Charge Off
• DIL-	Deed-in-Lieu
• FFA-	Formal Forbearance Agreement
• MOD-	Loan Modification
• PRE-	Pre-Sale
• SS-	Short Sale
• MISC	Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

•	Mortgagor
•	Tenant
•	Unknown
•	Vacant

The Property Condition field should show the last reported condition of the property as follows:

•	Damaged
•	Excellent
•	Fair
•	Gone
•	Good
•	Poor
•	Special Hazard
•	Unknown

Exhibit G: Standard File Codes – Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

Delinquency Code	Delinquency Description
001	FNMA-Death of principal mortgagor
002	FNMA-Illness of principal mortgagor
003	FNMA-Illness of mortgagor’s family member
004	FNMA-Death of mortgagor’s family member
005	FNMA-Marital difficulties
006	FNMA-Curtailment of income
007	FNMA-Excessive Obligation
008	FNMA-Abandonment of property
009	FNMA-Distant employee transfer
011	FNMA-Property problem
012	FNMA-Inability to sell property
013	FNMA-Inability to rent property
014	FNMA-Military Service
015	FNMA-Other
016	FNMA-Unemployment
017	FNMA-Business failure
019	FNMA-Casualty loss
022	FNMA-Energy environment costs
023	FNMA-Servicing problems
026	FNMA-Payment adjustment
027	FNMA-Payment dispute
029	FNMA-Transfer of ownership pending
030	FNMA-Fraud
031	FNMA-Unable to contact borrower
INC	FNMA-Incarceration

Exhibit G: Standard File Codes – Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

Status Code	Status Description
09	Forbearance
17	Pre-foreclosure Sale Closing Plan Accepted
24	Government Seizure
26	Refinance
27	Assumption
28	Modification
29	Charge-Off
30	Third Party Sale
31	Probate
32	Military Indulgence
43	Foreclosure Started
44	Deed-in-Lieu Started
49	Assignment Completed
61	Second Lien Considerations
62	Veteran’s Affairs-No Bid
63	Veteran’s Affairs-Refund
64	Veteran’s Affairs-Buydown
65	Chapter 7 Bankruptcy
66	Chapter 11 Bankruptcy
67	Chapter 13 Bankruptcy